Exhibit 3.3

DEAN HELLER
Secretary of State

101 North Carson Street, Suite 3	Articles of
Carson City, Nevada 89701-4786	Incorporation	FILED # C27732-99
(775) 684 5708	(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

1. Name of Corporation:	99 Cent Only Stores

2. Resident Agent Name and Street Address:	THE CORPORATION TRUST COMPANY OF NEVADA Name
One East First Street	Reno,	NEVADA	89501
Street Address	City	Zip Code

3. Shares:
(number of shares corporation authorized to issue)	Number of shares with par value: 1,000	Par value: $.01	Number of shares without par value:

4. Governing Board: (Check one)	Shall be styled as ☒ Directors or ☐ Trustees

Names, Addresses, Number of Board of Directors/Trustees:	The First Board of Directors/Trustees shall consist of 3 members whose names and addresses are as follows:
See attached
Name	Name

Address	City, State, Zip	Address	City, State, Zip

5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Own and operate retail stores

6. Other Matters: (see instructions)	Number of additional pages attached: 1

7. Names, Addresses and Signatures of Incorporators:	William B. Mandel
Name	Name
2029 Century Park East, Los Angeles, CA 90067
Address	City, State, Zip	Address	City, State, Zip
/s/ William B. Mandel
Signature	11/4/99	Signature

Notary:	This instrument was acknowledged before me on	This instrument was acknowledged before me on

,	by	,	by
William B. Mandel
Name of person	Name of person

As incorporator	As incorporator
of	99 Cent Only Stores	of
(Name of party on behalf of whom instrument executed)	(Name of party on behalf of whom instrument executed)

Notary Public Signature	Notary Public Signature

(affix notary stamp or seal)	(affix notary stamp or seal)

8. Certificate of Acceptance of Appointment of Resident Agent:	I THE CORPORATION TRUST COMPANY OF NEVADA hereby accept appointment as Resident Agent for the above named corporation.

/s/ [ILLEGIBLE]	11-4-99
Signature of Resident Agent	Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Attachment to Articles of Incorporation

99 Cent Only Stores

Directors:

David Gold

4000 East Union Pacific Avenue, City of Commerce, California 90023

Eric Schiffer

4000 East Union Pacific Avenue, City of Commerce, California 90023

Jeff Gold

4000 East Union Pacific Avenue, City of Commerce, California 90023

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(Before Payment of Capital of Issuance of Stock)       Filed By:

William B. Mandel certifies that:

1.                                       He is the sole original incorporator of 99 Cent Only Stores, a Nevada corporation.

2.                                       The original Articles were filed in the Office of the Secretary of State on November 8, 1999.

3.                                       As of the date of this Certificate, no stock of the Corporation has been issued.

4.                                       He hereby adopts the following amendment to the Articles of Incorporation of this corporation:

Article 1 is amended to read as follows:

“The name of the Corporation is 99 Cents Only Stores”

/s/ William B. Mandel
William B. Mandel